Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and the Shareholder

Pace Holdings Corp:

We consent to the use of our report dated August 12, 2015 on the financial statements of Paceline Holdings Corp. included herein and to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Fort Worth, Texas

September 1, 2015